SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                       ----------------------------------


                                    FORM 8-K

                                 CURRENT REPORT

                       PURSUANT TO SECTION 13 OR 15 (d) OF
                       THE SECURITIES EXCHANGE ACT OF 1934


         Date of Report (Date of earliest event reported): May 15, 2000

                                   ----------


                           GREG MANNING AUCTIONS, INC.
             (Exact name of registrant as specified in its charter)



           New York                      001-11988              22-2365834
(State or other jurisdiction of    (Commission file number)   (I.R.S. employer
 incorporation or organization)                              identification no.)



         775 Passaic Avenue,
       West Caldwell, New Jersey                                   07006
(Address of principal executive offices)                         (Zip code)

       Registrant's telephone number, including area code: (973) 882-0004

Item 2.           Acquisition or Disposition of Assets.

         As of May 15, 2000, Greg Manning Auctions, Inc. ("GMAI") entered into an Asset Purchase Agreement between Tristar Products, Inc., a Pennsylvania corporation ("Tristar"), GMAI, and Greg Manning Direct, Inc., a Delaware corporation and a wholly-owned subsidiary of GMAI ("GMD").

         Tristar is engaged in the business, among others, of mass-marketing collectibles, and pursuant to this Asset Purchase Agreement, Tristar sold to GMD certain assets comprising this business, including the following assets:

     o all of Tristar's accounts, notes and other receivables (including accounts receivable) relating to Tristar's collectibles business;

     o all goodwill associated with Tristar's collectibles business and all of Tristar's rights (both legal and equitable), claims or causes of action to protect its rights and interests with respect to the assets, customers and former customers of the Tristar's collectibles business;

     o        scheduled inventory; and

     o        Tristar's customer list for its collectibles business.

         As the purchase price for these assets, GMD agreed to transfer to Tristar the following:

     o        shares  of  capital   stock  of  GMAI  and   GMAI-Asia.com,   Inc.
              ("GMAI-Asia"), a Delaware corporation in which GMAI held, as of May 15, 2000, a 48% ownership interest, those shares to be transferred pursuant to a Stock Grant Agreement dated as of May 15, 2000, between GMAI and Tristar;

     o a Warrant Agreement granting Tristar the right, subject to certain conditions, to purchase, for an exercise price of $0.01 per share, shares representing 49% of the issued and outstanding shares of capital stock of GMD; and

     o        a cash payment of $75,000.

         In the Stock Grant Agreement, GMAI agreed to issue to Tristar, for each calendar month commencing January 2000, a number of shares of GMAI common stock equal to 8.4% of the gross revenues received by GMD from its collectibles business divided by the market price of GMAI common stock. GMAI is required to issue these shares to Tristar, and register them under the Securities Act of 1933, at stated intervals. GMAI's obligation to issue Tristar shares of GMAI common stock ceases once it has issued Tristar shares of GMAI common stock having a value, as of the date of issuance, of $12 million.

         In the Stock Grant Agreement, GMAI also agreed to transfer to Tristar, for each calendar month commencing January 2000, the right to receive a percentage of the issued and outstanding shares of GMAI-Asia common stock, up to a maximum of 0.18%. GMAI is required to issue these shares to Tristar on the later to occur of a GMAI-Asia initial underwritten public offering and November 15, 2000, except that Tristar may at quarterly intervals request that it be issued GMAI-Asia shares. GMAI is, in certain contexts, required to register these shares under the Securities Act of 1933.

         Pursuant to a Registration Rights Agreement dated as of May 15, 2000, between GMD, GMAI and Tristar, GMD granted Tristar demand and piggyback registration rights in connection with the shares issuable upon exercise of the Warrant. Additionally, GMAI, GMD and Tristar entered into a Securityholders' Agreement with respect to any GMD securities held by GMAI and Tristar.

         At the time they entered into the agreements referred to above, GMAI, GMD and Tristar also entered into a Management Agreement, pursuant to which they agreed to the terms upon which they would cooperate in the business of selling mass-marketed, mass-produced collectibles. The Management Agreement provides that GMD will receive all gross cash from the sale of collectibles by GMD, and that Tristar shall develop, market, sell and fulfill all collectibles sold for sale by GMD, subject to certain GMD approval rights. In consideration for those services, GMD shall pay Tristar as a fee a percentage of the gross cash received by GMD. That percentage is initially 93%, but increases to 96.5% once Tristar is issued the maximum number of GMAI shares to which it is entitled under the Stock Grant Agreement. Tristar is required to purchase from GMAI, for a purchase price equal to GMAI's direct cost plus a 17.5% sourcing fee, certain of the collectibles selected by Tristar to be sold by GMD. Tristar and GMAI are bound by certain noncompetition provisions included in the Management Agreement.


                                    SIGNATURE

         Pursuant to the requirements of the Securities Exchange Act of 1934, Greg Manning Auctions, Inc. has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date:    May 30, 2000                       GREG MANNING AUCTIONS, INC.


                                            By: /s/ Greg Manning
                                               ------------------------------
                                               Greg Manning
                                               Chairman of the Board, Chief
                                               Executive Officer and President

                                       3